_X_ PLEASE MARK VOTES            REVOCABLE PROXY
    AS IN THIS EXAMPLE           PHARMHOUSE CORP.

      Proxy Solicited on Behalf of the Board of Directors of the Corporation for a Special Meeting in Lieu of the Annual Meeting of Shareholders on October 26, 1995


The undersigned hereby constitutes and appoints Joseph Keller and Kenneth A. Davis, each of them with full power to act without the other, his true and lawful agents and proxies with full power of substitution and resubstitution in each, to represent the undersigned at a Special Meeting in Lieu of the Annual Meeting of Shareholders of PHARMHOUSE CORP. to be held at 1177 Avenue of the Americas, 2nd Floor, New York, N.Y., at 10:00 A.M. on October 26, 1995 and any adjournments thereof, on all matters before said meeting.

      1. ELECTION OF DIRECTORS - (except as marked to the contrary):

            ____ FOR    ____ WITHHOLD    ____ FOR ALL EXCEPT

      Nominees:  Manfred Brecker, Kenneth A. Davis, Melvin Katz,
      Joseph Keller, David Rubin, Raymond L. Steele, Marcie B.
      Davis, Michael Feder and Peter Gerard.

      INSTRUCTION: To withhold your vote for any nominee(s), mark

      "For All Except" and write that nominee's name on the line below

      ___________________________________________________________

      2.  PROPOSAL TO APPROVE THE CORPORATION'S 1995 STOCK OPTION
      PLAN (Mark Only One)

            ____ FOR    ____ WITHHOLD    ____ FOR ALL EXCEPT


      3.  PROPOSAL TO APPROVE AMENDMENTS TO THE CORPORATION'S
      1992 EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
      (Mark Only One)

            ____ FOR    ____ WITHHOLD    ____ FOR ALL EXCEPT


      4.  RATIFICATION OF APPOINTMENT OF PRICE WATERHOUSE AS
      INDEPENDENT ACCOUNTANTS OF THE CORPORATION (Mark One Only)

            ____ FOR    ____ WITHHOLD    ____ FOR ALL EXCEPT


      5. In their discretion, upon other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all the nominees listed, FOR approval of the 1995 Stock Option Plan, FOR approval of the amendments to the 1992 Equity Compensation Plan for Non-Employee Directors and FOR ratification of the appointment of PRICE WATERHOUSE as independent accountants.



PLEASE BE SURE TO SIGN AND DATE THIS PROXY IN THE BOX BELOW

                                   Date______________________,1995



___________________________________________________________
Stockholder sign above        Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

                            PHARMHOUSE CORP.


This proxy must be signed as name appears hereon. Executors, administrators, trustees, etc. should give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer.

                          PLEASE ACT PROMPTLY
                SIGN, DATE & MAIL YOUR PROXY CARD TODAY